Contact:     Caitlin Gursslin
        Investor Relations
        (512) 683-8456
National Instruments Reports Record Quarterly Revenue
Graphical System Design Continues to Create Long-Term Sustainable Differentiation

AUSTIN, Texas – July 26, 2012

Q2 2012 Highlights

•	Record revenue of $292 million, up 15 percent year-over-year

•	Record Q2 revenue for PXI and NI CompactRIO products

•	GAAP gross margin of 76 percent and non-GAAP gross margin of 77 percent

•	Record operating income for a second quarter

•	Fully diluted GAAP EPS of $0.22

•	Fully diluted non-GAAP EPS of $0.27

•	EBITDA of $47 million, or $0.38 per share

•	Cash and short-term investments of $351 million as of June 30

National Instruments (Nasdaq: NATI) today announced Q2 revenue of $292 million, an all-time revenue record and a 15 percent increase from Q2 2011. In constant currency terms, Q2 revenue increased 18 percent from Q2 2011. Orders were up 24 percent year-over-year in Q2, with backlog increasing by $16 million and short-term deferred revenue increasing by $5 million during the quarter. In Q2, the company’s orders greater than $20,000 grew 40 percent year-over-year, and the average order size reached a new record of approximately $5,300.

GAAP net income for Q2 was $26 million, with fully diluted earnings per share (EPS) of $0.22, and non-GAAP net income was $33 million, with non-GAAP fully diluted EPS of $0.27. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $47 million, or $0.38 per share.

In Q2, GAAP gross margin was 76 percent and non-GAAP gross margin was 77 percent, down sequentially from 77 and 78 percent, respectively.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related transaction costs and the adjustment of NI’s GSA accrual. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

A significant contributor to National Instruments’ success in the first half of 2012 was winning the largest application sale in the history of the company. This application involves the use of NI LabVIEW system design software and the NI PXI hardware platform to rapidly develop a production test solution. This test solution offers the customer outstanding performance and accuracy at a very low cost of test per unit. In H1 2012, National Instruments received $40 million in orders for this application – $25 million of this was recognized as revenue in Q1 and Q2, and the company anticipates recognizing the remainder in Q3.

"The resilience of our business despite a significant weakening of the global industrial economy demonstrates the strength of our long-term approach,” said Dr. James Truchard, co-founder, president and CEO. “The strong growth in larger orders and the record quarter for PXI products illustrate the increased acceptance of our technology, and I remain optimistic that our strategic investments over the last decade will support our goal of achieving $2 billion in annual revenue by 2016."

Excluding NI’s recent AWR and Phase Matrix acquisitions, geographic revenue in U.S. dollar terms for Q2 2012 compared to Q2 2011 was down 2 percent in the Americas, down 4 percent in Europe and up 45 percent in Asia. In local currency terms, revenue was up 1 percent in Europe and up 48 percent in Asia. Also during the quarter, the acquisitions of AWR and Phase Matrix contributed $10 million of revenue. Including these acquisitions, revenue was up 9 percent in the Americas.

As of June 30, NI had $351 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.14 per share on the company’s common stock payable on Aug. 31 to stockholders of record on Aug. 13.

National Instruments Reports Record Quarterly Revenue
July 26, 2012

Guidance for Q3 2012

National Instruments remains very concerned with the continued weakness of the Global PMI in Q2, especially with the drop below 50 in June. Of ongoing concern is the drop in the new order element of the PMI to below 48 in June. The company believes this trend, coupled with the fall in the Euro, will restrain growth in the test and measurement industry in the second half of the year. Despite this challenging economic backdrop, NI expects continued year-over-year revenue growth in Q3 as a result of its success in growing its systems sales this year. Also, as the company continues to absorb the significant investments made in 2011, it expects the year-over-year growth in non-GAAP operating expenses to continue to moderate in Q3.

"Despite the weak global economy, we are pleased with our execution in Q2,” said Alex Davern, NI COO and CFO. “Looking forward, we plan to leverage the investments we made in 2011 to enable sustained revenue growth and to continue to drive toward our goal of $2 billion in annual revenue by 2016."

NI expects revenue for Q3 2012 to be between $272 million and $302 million. The company expects fully diluted EPS to be in the range of $0.14 to $0.26 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.20 to $0.32. Built into the company’s guidance is a $.01 per share loss on foreign exchange due to fall of the Euro in July.   National Instruments expects revenue in Q3 to benefit from a reduction in backlog as the company completes shipment of the large system order discussed earlier. As a result, National Instruments expects sequential revenue growth in Q4 to be below the company’s historical seasonal average.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its revenue, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and six-month periods ending June 30, 2012 and 2011, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related transaction costs and the adjustment of our GSA accrual in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and six-month periods ending June 30, 2012 and 2011. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

National Instruments Reports Record Quarterly Revenue
July 26, 2012

Conference Call Information

Interested parties can listen to the Q2 2012 conference call today, July 26, beginning at 4:00 p.m. CT, at ni.com/call. A replay will be available shortly after the call ends through Aug. 2 at 7:00 p.m. CT by calling (888) 203-1112, confirmation code 6340145, or by visiting the company’s website at ni.com/call.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to recognizing the remainder of the large application sale revenue over the coming quarters, demonstrating the strength of the company’s long-term approach, illustrating the increased acceptance of NI technology, remaining optimistic that the company’s strategic investments will support its long-term goal of achieving $2 billion in annual revenue by 2016, remaining very concerned with the continued weakness of the Global PMI in Q2, company belief that this trend will restrain growth in the second half of the year, NI expects continued year-over-year revenue growth in Q3, continuing to absorb the significant investments made in 2011, expecting the year-over-year growth in non-GAAP operating expenses to continue to moderate in Q3, plan to leverage the investments NI made in 2011 to enable sustained revenue growth and to continue to drive toward its goal of $2 billion in annual revenue by 2016, NI’s revenue guidance for Q3 2012 and its guidance for Q3 2012 fully diluted GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies, adjustments to acquisition earn-out accruals, foreign exchange fluctuations and the impact of NI’s recent and any future acquisitions. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2011, Form 10-Q for the quarter ended March 31, 2012, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	June 30,	Dec. 31,
	2012	2011
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$271,402	$142,608
Short-term investments	79,325	223,504
Accounts receivable, net	188,258	157,056
Inventories, net	148,989	131,995
Prepaid expenses and other current assets	56,089	38,082
Deferred income taxes, net	19,588	26,304
Total current assets	763,651	719,549

Property and equipment, net	205,754	190,148
Goodwill	128,963	130,747
Intangible assets, net	80,679	83,866
Other long-term assets	34,584	29,984
Total assets	$1,213,631	$1,154,294

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,707	$41,111
Accrued compensation	33,354	29,616
Deferred revenue – current	89,497	80,059
Accrued expenses and other liabilities	22,007	37,612
Other taxes payable	22,165	24,507
Total current liabilities	218,730	212,905

Deferred income taxes	43,128	43,186
Liability for uncertain tax positions	21,289	19,494
Deferred revenue – long-term	18,488	10,015
Other long-term liabilities	15,668	16,683
Total liabilities	$317,303	$302,283

Stockholders’ equity:
Preferred stock	-	-
Common stock	1,222	1,207
Additional paid-in capital	501,885	471,830
Retained earnings	393,502	382,474
Accumulated other comprehensive (loss)	(281)	(3,500)
Total stockholders’ equity	$896,328	$852,011
Total liabilities and stockholders’ equity	$1,213,631	$1,154,294

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Net sales:
Product	$268,979	$233,141	$508,314	$451,751
Software maintenance	21,931	20,143	43,729	39,383
GSA accrual	1,349	-	1,349	-
Total net sales	292,259	253,284	553,392	491,134

Cost of sales:
Product	$69,787	$54,803	$129,578	$105,761
Software maintenance	1,064	1,083	2,621	2,601
Total cost of sales	70,851	55,886	132,199	108,362

Gross profit	$221,408	$197,398	$421,193	$382,772

Operating expenses:
Sales and marketing	$110,756	$96,197	$210,808	$183,352
Research and development	54,286	47,027	108,301	89,895
General and administrative	21,502	21,232	42,876	40,071
Total operating expenses	$186,544	$164,456	$361,985	$313,318

Operating income	$34,864	$32,942	$59,208	$69,454

Other income (expense):
Interest income	$132	$344	$362	$685
Net foreign exchange (loss)	(1,016)	(486)	(1,904)	(709)
Other income, net	151	(571)	255	(125)

Income before income taxes	$34,131	$32,229	$57,921	$69,305

Provision for income taxes	7,690	5,681	12,838	12,296

Net income	$26,441	$26,548	$45,083	$57,009

Basic earnings per share	$0.22	$0.22	$0.37	$0.48
Diluted earnings per share	$0.22	$0.22	$0.37	$0.47

Weighted average shares outstanding:
Basic	121,801	119,736	121,360	119,218
Diluted	122,759	121,161	122,376	120,810

Dividends declared per share	$0.14	$0.10	$0.28	$0.20

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	June 30,
	(Unaudited)
	2012	2011
Cash flow from operating activities:
Net income	$45,083	$57,009
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	27,316	23,390
Stock-based compensation	13,285	10,296
Tax expense from deferred income taxes	5,037	2,770
Tax (benefit) from stock option plans	(2,094)	(5,035)
Changes in operating assets and liabilities:
Accounts receivable	(31,203)	(13,841)
Inventories	(16,994)	(21,393)
Prepaid expenses and other assets	(15,967)	2,186
Accounts payable	10,596	937
Deferred revenue	17,911	7,051
Taxes and other liabilities	(11,169)	9,926
Net cash provided by operating activities	$41,801	$73,296

Cash flow from investing activities:
Capital expenditures	(28,934)	(23,053)
Capitalization of internally developed software	(9,664)	(9,391)
Additions to other intangibles	(1,085)	(1,756)
Acquisitions, net of cash received	-	(73,558)
Purchases of short-term investments	(38,879)	(54,097)
Sales and maturities of short-term investments	183,058	73,915
Net cash provided/(used) by investing activities	$104,496	$(87,940)

Cash flow from financing activities:
Proceeds from issuance of common stock	14,422	21,389
Dividends paid	(34,019)	(23,860)
Tax benefit from stock option plans	2,094	5,035
Net cash (used)/provided by financing activities	$(17,503)	$2,564

Net change in cash and cash equivalents	128,794	(12,080)
Cash and cash equivalents at beginning of period	142,608	219,447
Cash and cash equivalents at end of period	$271,402	$207,367

Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue
Acquisition-related deferred revenue	$887	$-	$2,156	$-
GSA accrual	(1,349)	-	(1,349)	-
Benefit from (provision for) income taxes	162	-	(282)	-
Total	$(300)	$-	$525	$-

Stock-based compensation
Cost of sales	$438	$398	$853	$715
Sales and marketing	2,945	2,457	5,585	4,379
Research and development	2,679	2,070	5,128	3,756
General and administrative	921	781	1,720	1,446
Provision for income taxes	(1,880)	(2,120)	(3,387)	(3,960)
Total	$5,103	$3,586	$9,899	$6,336

Amortization of acquisition intangibles
Cost of sales	$2,186	$1,005	$4,596	$2,009
Sales and marketing	448	100	895	177
Other income, net	193	-	382	-
Provision for income taxes	(894)	(359)	(1,866)	(709)
Total	$1,933	$746	$4,007	$1,477

Acquisition-related transaction costs
Cost of sales	$-	$-	$32	$-
Sales and marketing	19	982	239	982
Research and development	56	-	162	-
General and administrative	9	427	56	427
Provision for income taxes	(29)	(51)	(171)	(51)
Total	$55	$1,358	$318	$1,358

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Reconciliation of Net Revenue to Non-GAAP Net Revenue
Net sales, as reported	$292,259	$253,284	$553,392	$491,134
Acquisition-related deferred revenue	887	-	2,156	-
GSA accrual	(1,349)	-	(1,349)	-
Non-GAAP net sales	$291,797	$253,284	$554,199	$491,134

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$221,408	$197,398	$421,193	$382,772
Acquisition-related deferred revenue and GSA accrual	(462)	-	807	-
Stock-based compensation	438	398	853	715
Amortization of acquisition intangibles	-	-	32	-
Acquisition-related transaction costs	2,186	1,005	4,596	2,009
Non-GAAP gross profit	$223,570	$198,801	$427,481	$385,496
Non-GAAP gross margin	77%	78%	77%	78%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$186,544	$164,456	$361,985	$313,318
Stock-based compensation	(6,545)	(5,308)	(12,433)	(9,581)
Amortization of acquisition intangibles	(448)	(100)	(895)	(177)
Acquisition-related transaction costs	(84)	(1,409)	(457)	(1,408)
Non-GAAP operating expenses	$179,467	$157,639	$348,200	$302,152

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$34,864	$32,942	$59,208	$69,454
Acquisition-related deferred revenue and GSA accrual	(462)	-	807	-
Stock-based compensation	6,983	5,706	13,286	10,296
Amortization of acquisition intangibles	2,634	1,105	5,491	2,186
Acquisition-related transaction costs	84	1,409	489	1,409
Non-GAAP operating income	$44,103	$41,162	$79,281	$83,345
Non-GAAP operating margin	15%	16%	14%	17%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$34,131	$32,229	$57,921	$69,305
Acquisition-related deferred revenue and GSA accrual	(462)	-	807	-
Stock-based compensation	6,983	5,706	13,286	10,296
Amortization of acquisition intangibles	2,827	1,105	5,873	2,186
Acquisition-related transaction costs	84	1,409	489	1,409
Non-GAAP income before income taxes	$43,563	$40,449	$78,376	$83,196

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for income taxes, as reported	$7,690	$5,681	$12,838	$12,296
Acquisition-related deferred revenue and GSA accrual	(162)	-	282	-
Stock-based compensation	1,880	2,120	3,387	3,960
Amortization of acquisition intangibles	894	359	1,866	709
Acquisition-related transaction costs	29	51	171	51
Non-GAAP provision for income taxes	$10,331	$8,211	$18,544	$17,016

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income, as reported	$26,441	$26,548	$45,083	$57,009
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue and GSA accrual, net of tax effect	(300)	-	525	-
Stock-based compensation, net of tax effect	5,103	3,586	9,899	6,336
Amortization of acquisition intangibles, net of tax effect	1,933	746	4,007	1,477
Acquisition-related transaction costs, net of tax effect	55	1,358	318	1,358
Non-GAAP net income	$33,232	$32,238	$59,832	$66,180

Basic EPS, as reported	$0.22	$0.22	$0.37	$0.48
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue and GSA accrual, net of tax effect	(0.00)	-	0.01	-
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.08	0.06
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.03	0.01
Impact of acquisition-related transaction costs, net of tax effect	0.00	0.01	0.00	0.01
Non-GAAP basic EPS	$0.27	$0.27	$0.49	$0.56

Diluted EPS, as reported	$0.22	$0.22	$0.37	$0.47
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of acquisition-related deferred revenue, net of tax effect	(0.00)	-	0.01	-
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.08	0.06
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.03	0.01
Impact of acquisition-related transaction costs, net of tax effect	0.00	0.01	0.00	0.01
Non-GAAP diluted EPS	$0.27	$0.27	$0.49	$0.55

Weighted average shares outstanding:
Basic	121,801	119,736	121,360	119,218
Diluted	122,759	121,161	122,376	120,810

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income, as reported	$26,441	$26,548	$45,083	$57,009
Adjustments to reconcile net income to EBITDA:
Interest income	(132)	(344)	(362)	(685)
Taxes	7,690	5,681	12,838	12,296
Depreciation and amortization	13,201	12,417	27,316	23,390
EBITDA	$47,200	$44,302	$84,875	$92,010

Diluted EPS, as reported	$0.22	$0.22	$0.37	$0.47
Adjustment to reconcile diluted EPS to EBITDA:
Interest income	(0.00)	(0.00)	(0.00)	(0.01)
Taxes	0.06	0.05	0.10	0.10
Depreciation and amortization	0.10	0.10	0.22	0.20
EBITDA diluted EPS	$0.38	$0.37	$0.69	$0.76

Weighted average shares outstanding – Diluted	122,759	121,161	122,376	120,810

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	September 30, 2012
	Low	High
GAAP fully diluted EPS, guidance	$0.14	$0.26
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.20	$0.32